                                                            Exhibit 4.3
                                                            -----------


                                SOLUTIA INC.

                            OFFICERS' CERTIFICATE

         Each of the undersigned officers of Solutia Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

         1. Each of the undersigned has read Sections 201, 301 and 303 of the Indenture, dated as of , 2002 (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"), and the definitions in such Indenture relating thereto and the resolutions referred to below and has reviewed such other corporate documents and records relating to the matters referred to herein as the undersigned deemed necessary or appropriate in order to give this Certificate, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

         2. The terms of the series of Securities of the Company entitled the " % Senior Notes due , 2007" (the "Notes") to be issued under the Indenture have been established pursuant to a Board Resolution (as defined in the Indenture) and are set forth in Annex A, and in Exhibits A through D hereto.

         3. All conditions precedent provided for in the Indenture relating to the establishment and original issuance, authentication and delivery of the Notes have been complied with.

         4. In the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the terms of the Notes.


                          [Signature page follows]

         IN WITNESS WHEREOF, each of the undersigned has executed this
Officers' Certificate as of this   day of  , 2002.

                                     ------------------------
                                     Name:
                                     Title:



                                     ------------------------
                                     Name:
                                     Title:

                                   ANNEX A



                     DETERMINATION BY AUTHORIZED OFFICER

                              JANUARY ___, 2002

By resolutions adopted on December 12, 2001 (the "Resolutions"), the Board of Directors (the "Board") of Solutia Inc. (the "Company") authorized the Chairman of the Board, the President, or the Chief Financial Officer of the Company, any delegate of the Chief Financial Officer, and any one of them acting alone ("Authorized Officers"), to determine the terms of certain financing arrangements for issuing debt securities. By a Determination by Authorized Officer made on January __, 2002, the Treasurer, pursuant to authority delegated by the Chief Financial Officer, approved the terms and conditions of (a) the Indenture, to be dated as of January __, 2002 (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee, and
(b) the Underwriting Agreement between the Company and the Representatives of the several Underwriters named in the Underwriting Agreement.

Now therefore, the undersigned hereby approves pursuant to authority delegated by the Chief Financial Officer on January __, 2002, the following:

         1. the creation, issuance, and sale of $___,___,___ aggregate principal amount of its ___% senior notes due 2007 (the "Notes") to be issued under the Indenture;


         2. the terms of the Notes in accordance with Section 301 of the Indenture (as set forth in Schedule I hereto);


         3. the form of the Notes in accordance with Section 201 of the Indenture (as set forth in Schedule II);


         4. the form of the prospectus supplement for the Upper DECS (including the Notes), such prospectus supplement to be dated January ___, 2002;

         5. the form of remarketing agreement substantially in the form attached as Exhibit B; and


         6. the Pledge Agreement among the Company, the Forward Purchase Contract Agent and Wachovia Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, dated as of , 2002.



                                      By _________________________________

                                               Name:

                                               Title:

                                 SCHEDULE I

                           TERMS OF THE SECURITIES

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture or the Forward Purchase Contract Agreement (the "Forward Purchase Contract Agreement," attached as Exhibit A hereto) between the Company and JPMorgan Chase Bank, as Forward Purchase Contract Agent (the "Forward Purchase Contract Agent"), dated as of
 , 2002.

         The series of Securities authorized hereby shall be the " % Senior Notes due , 2007" of the Company (the "Notes").

         The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture in accordance with this Officers' Certificate is initially limited to $ , subject to increase to $ in case of the exercise of the over-allotment option under the Underwriting Agreement, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, other Notes pursuant to Sections 304, 305, 906 or 1107 of the Indenture and or any Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered under the Indenture; provided, however, that the Company may, without the consent of Holders of the Notes, create and issue additional Notes ranking equally with the Notes and otherwise similar in all respects so that such further Notes would be consolidated and form a single series of the Notes.

         Subject to the terms and conditions set forth in the form of Note (attached as Exhibit B hereto), the Notes will mature on . The Notes will
initially pay interest at the annual rate of  % on each  ,  ,   and  ,
commencing on , 2002, for quarterly payments due on or before . If the Notes are successfully remarketed pursuant to the terms set forth in the Remarketing Agreement (the "Remarketing Agreement," attached as Exhibit C hereto) between the Company, the Remarketing Agent and the Forward Purchase Contract Agent, the Remarketing Agent will reset the interest rate on the Notes (including Notes not participating in the remarketing) and the Notes will thereafter pay interest at the annual rate equal to the Reset Rate. If the Notes are not successfully remarketed prior to the Stock Purchase Date, the Notes will continue to pay interest at the initial annual rate of %. The Notes are not redeemable prior to their stated maturity except as described below.

         The amount of interest payable for any period will be computed (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Notwithstanding
Section 113 of the Indenture, in the event that any date on which interest is payable on the Notes is not a Business Day, the payment of the interest payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the delay, except that, if the Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled payment date.

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal thereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         Each Note will initially be pledged to secure the Holder's obligations under the Forward Purchase Contract, pursuant to the terms and conditions set forth in the Pledge Agreement ("Pledge Agreement," attached as Exhibit D hereto) among the Company, the Forward Purchase Contract Agent and Wachovia Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, dated as of , 2002.

         The Notes held by each Holder of an Upper DECS will be subject to a remarketing, unless the Holder elects not to participate in the remarketing, in accordance with the terms and conditions set forth in the Forward Purchase Contract Agreement.

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

         On or prior to the fourth Business Day immediately preceding the first day of a Remarketing Period, Holders of Notes that are not components of Upper DECS may elect to have their Notes remarketed in the same manner as Notes that are components of Upper DECS by delivering their Notes along with a notice of this election (substantially in the form of Exhibit C to the Pledge Agreement) to the Custodial Agent prior to the beginning of a Remarketing Period, but no earlier than the Payment Date immediately preceding . The Collateral Agent will hold the Notes in an account separate from the Collateral Account in which the pledged Notes will be held. Holders of Notes electing to have their Notes remarketed will also have the right to withdraw that election on or prior to the fifth Business Day immediately preceding the first day of the relevant Remarketing Period.

         If a Tax Event occurs and is continuing, the Company may, at its option, redeem the Notes in whole, but not in part, at any time at the Redemption Price (as defined in the Forward Purchase Contract Agreement). The Company shall give the Trustee written notice of the Redemption Price promptly after the calculation thereof. Installments of interest on Notes which are due and payable on or prior to the Tax Event Redemption Date will be payable to Holders of the Notes registered as such at the close of business on the relevant record dates. If, following the settlement of the Forward Purchase Contracts and following the occurrence of a Tax Event, the Company exercises its option to redeem the Notes, the proceeds of the redemption will be payable in cash to the Holders of the Notes. If the Tax Event Redemption occurs prior to a successful remarketing of the Notes, the Redemption Price for the Notes forming part of Upper DECS at the time of the Tax Event Redemption will be distributed to the Collateral Agent, who in turn will purchase the applicable Treasury Portfolio on behalf of the Holders of Upper DECS and remit the remainder of the Redemption Price, if any, to the Forward Purchase Contract Agent for payment to the Holders. The Treasury Portfolio will be substituted for corresponding Notes and will be pledged to the Collateral Agent to secure the obligations of the Holders of the Upper DECS to purchase shares of the Company's Common Stock under the Forward Purchase Contracts.

         Notice of any Tax Event Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of Notes to be redeemed at its registered address. If money sufficient to pay the Redemption Price is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption. In the event any Notes are called for redemption, neither the Company nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

         If a Last Failed Remarketing occurs, Holders of Notes shall have the right (the "Put Option") to put any such Notes to the Company on the Stock Purchase Date (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, for $25, plus accrued and unpaid interest to the Put Option Exercise Date (the "Note Repayment Price").

         In order for the Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 P.M., New York City time, on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, (i) in the case of Notes that are in certificated form, the Notes to be repurchased with the form attached hereto as Exhibit E (the "Option Form") duly completed, or (ii) in the case of Notes which are Global Securities, the Option Form duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding.

         Payment of the Note Repayment Price to or on behalf of Holders of Separate Notes shall be made either through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture or through the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by such Holders. Payment of the Note Repayment Price to or on behalf of Holders of Pledged Notes shall be made on behalf of the Holder to the Collateral Agent. If the Trustee holds immediately available funds sufficient to pay the Note Repayment Price of the Notes for which the Put Option is exercised then, immediately prior to the close of business on the Business Day immediately preceding the Put Option Exercise Date, such Notes will cease to be Outstanding and interest thereon will cease to accrue, and all other rights of the

Holder in respect of the Notes, including the Holder's right to require the Company to repay such Notes, shall terminate and lapse (other than the right to receive the Note Repayment Price upon delivery of the Notes if the Notes are in certificated form, but without interest on such Note Repayment Price from the Business Day immediately preceding the Put Option Exercise Date). Neither the Trustee nor the Company will be required to register the transfer of any Notes for which repayment has been elected.

         Notes that are released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates, referred to as "Global Securities," registered in the name of the Depositary or its nominee. Except as provided below and except upon recreation of Upper DECS, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Notes shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a Holder under the Indenture. The Depository Trust Company shall be the initial Depositary.

         In the event that: (1) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for the Global Security certificates and no successor Depositary has been appointed within 90 days after this notice, (2) the Depositary at any time ceases to be a Depositary registered under the Securities Exchange Act at which time the Depositary is required to be so registered to act as the Depositary and no successor Depositary has been appointed within 90 days after the Company learns that the Depositary has ceased to be so registered, (3) the Company determines in its sole discretion that it will no longer have the Notes represented by Global Securities or will permit the Global Security certificates to be so exchangeable or (4) an Event of Default under the Indenture has occurred and is continuing, the Company will execute, and subject to Article 3 of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

         Upon exchange of the Global Security for such Notes in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the persons in whose names such Notes are so registered.

         The principal of and interest on the Notes shall be payable at the Corporate Trust Office of the Trustee; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

         The Notes will be issued in denominations of $25 and integral multiples of $25.

         The Notes shall not have the benefit of a sinking fund and shall not be exchangeable into shares of the Company's Common Stock.

         The provisions of Section 403 (defeasance) and 1010 (covenant defeasance) of the Indenture shall apply to the Notes.

                                 SCHEDULE II

                                FORM OF NOTE

         [For inclusion in Global Securities only - Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR, A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]



                                SOLUTIA INC.

                          % Senior Note due  , 2007

Number: __                                                CUSIP NO.: ______



         Solutia Inc., a Delaware corporation (the "Issuer", which term includes any successor issuer under the Indenture hereafter referred to), for value received, hereby promises to pay to [For inclusion in Global Securities only - Cede & Co.] or registered assigns, the principal sum of ____________ [For inclusion in Global Securities and Pledged Notes only - or such other principal sum as is reflected in the Schedule of Increases or Decreases attached hereto] on , and to pay interest thereon at % per annum (the "Interest Rate"), from , 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly
in arrears on  ,  ,   and   of each year, commencing  , 2002 through and
including , and at the Reset Rate thereafter. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Notwithstanding Section 113 of the Indenture, in the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if the Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment which in the case of a Global Security or a Pledged Note shall be the Business Day next preceding such Interest Payment Date and in the case of all other Notes, shall be the fifteenth calendar day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by

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

the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

                          [Signature page follows]

         IN WITNESS WHEREOF, Solutia Inc. has caused this instrument to be signed by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                  SOLUTIA INC.

                                  By:
                                           ___________________________________
                                           Name:
                                                    __________________________
                                           Title:
                                                  ____________________________

ATTEST:

Name:    _________________________
Title:   _________________________

                        CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

JPMORGAN CHASE BANK, as Trustee

By: ___________________________________
         Authorized Officer

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

                              [REVERSE OF NOTE]

                                SOLUTIA INC.

                          % SENIOR NOTE DUE  , 2007

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of , 2002 (herein called the "Indenture"), duly executed and delivered by the Issuer to JPMorgan Chase Bank, as Trustee (herein called the "Trustee"), as supplemented by an Officers' Certificate dated , 2002 (the "Officers' Certificate"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Indenture.

         This Note is one of a series designated as the % Senior Notes due , 2007 (the "Notes") of the Issuer. The Notes are initially limited in aggregate principal amount of $ , subject to increase to $ in case of the exercise of the over-allotment option under the Underwriting Agreement; provided, however, that the Issuer may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

         [For inclusion in Global Securities only - Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of The Depository Trust Company ("DTC") or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by DTC for the accounts of participating organizations of DTC.]

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, and in the manner and subject to the limitations provided in the Indenture. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Notes shall be redeemable in whole, but not in part, at any time at the option of the Issuer if a Tax Event occurs and is continuing (a "Redemption Date"), at a redemption price equal to the Redemption Amount, plus accrued and unpaid interest, if any, to the Redemption Date. The Redemption Amount will be calculated assuming a 360-day year consisting of twelve 30-day months. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to the Redemption Date will be payable to the Holders of such Notes registered as such at the close of business on the relevant record date according to the terms and the provisions of the Indenture.

         Subject to the terms of the Forward Purchase Contract Agreement (the "Forward Purchase Contract Agreement") between the Issuer and JPMorgan Chase Bank, as Forward Purchase Contract Agent (the "Forward Purchase Contract Agent"), dated as of , 2002 and the Pledge Agreement dated as of
 , 2002 among the Company, the Forward Purchase Contract Agent and Wachovia Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary (the "Pledge Agreement"), the Redemption Price shall be paid to or on behalf of each Holder of the Notes by the Issuer, no later than 12:00 noon, New York City time, on the Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder, or to the Collateral Agent.

         "Redemption Amount" means in the case of a Tax Event Redemption occurring prior to a successful remarketing of the Notes, for each Note the product of the principal amount of the Note and a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the aggregate Outstanding principal amount of Notes, and in the case of a Tax Event Redemption occurring after a successful remarketing of the Notes, the Stated Amount of the Notes.

         "Remarketing Agent" means a nationally recognized investment banking firm chosen by the Issuer to determine the Reset Rate.

         "Reset Rate" means the lowest interest rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), as determined by the Remarketing Agent, that the Notes shall bear in order for the Notes to have a market value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of % of the Remarketing Value, assuming, for this purpose, even if not true, that all of the Notes are held as components of Upper DECS and will be remarketed; provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Notes are successfully remarketed pursuant to the Forward Purchase Contract Agreement and the Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Notes is paid or made available for payment.

         "Tax Event" means the receipt by the Issuer of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by

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

the Issuer on the Notes on the next interest payment date would not be deductible, in whole or in part, by the Issuer for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of any such law or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position as of the date of the Forward Purchase Contract Agreement which amendment, change, or proposed change is effective or which interpretation or pronouncement is announced on or after such date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary United States government securities dealer in The City of New York to the Quotation Agent on the third Business Day immediately preceding the Redemption Date for the purchase of the Treasury portfolio for settlement on the Redemption Date.

         Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If money sufficient to pay the Redemption Amount (or portion thereof) to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption.

         If a Last Failed Remarketing occurs, Holders of Notes shall have the right (the "Put Option") to put any such Notes to the Issuer on the Stock Purchase Date (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, for $25, plus accrued and unpaid interest to the Put Option Exercise Date (the "Note Repayment Price").

         In order for the Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 P.M., New York City time, on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, (i) in the case of Notes that are in certificated form, the Notes to be repurchased with the Option to Elect Repayment form attached hereto (the "Option Form") duly completed, or (ii) in the case of Notes which are Global Securities, the Option Form duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Issuer, whose determination shall be final and binding. The payment of the Note Repayment Price in respect of such Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

         The Notes are not entitled to any sinking fund.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. In the event any Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Terms used herein which are defined in the Indenture, the Forward Purchase Contract Agreement or the Pledge Agreement shall have the respective meanings assigned thereto in the Indenture, the Forward Purchase Contract Agreement or the Pledge Agreement

                                 ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns) and transfer(s) unto:

(Please insert social security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:  ________________   Signed:  __________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee

           [TO BE ATTACHED TO GLOBAL SECURITIES AND PLEDGED NOTES]

                     SCHEDULE OF INCREASES OR DECREASES

         The following increases or decreases in this [Global Security] [Pledged Note] have been made:

Date      Amount of increase in       Amount of decrease       Principal amount of Note      Signature of authorized
          principal amount of Note    in principal amount      evidenced by the [Global      officer or Trustee or
          evidenced by the [Global    of Note evidenced by     Security] [Pledged Note]      Securities Custodian
          Security] [Pledged Note]    the [Global Security]    following such increase
                                      [Pledged Note]           or decrease

                          OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to, in the event of a Last Failed Remarketing, repay $ ________________ principal amount of the $ __________________ aggregate principal amount of Notes held by the undersigned, pursuant to the terms of the Notes, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and [insert if Note is in certificated form only - to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining aggregate principal amount of the undersigned's Notes].

For this Option to Elect Repayment to be effective, [insert if Note is in certificated form only - the undersigned's Notes, with] this Option to Elect Repayment form duly completed, must be received by the Trustee at JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, NY 10001, Attn:
Institutional Trust Services, no later than 5:00 p.m. at least three Business Days prior to .

Dated: ___________________          Signature: _______________________________

                                    Signature Guarantee: _____________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Notes for which the Put Option is being exercised in every particular without alteration or enlargement or any change whatsoever.

                                  EXHIBIT A

                     FORWARD PURCHASE CONTRACT AGREEMENT

                                  EXHIBIT B

                        FORM OF REMARKETING AGREEMENT

                                  EXHIBIT C

                              PLEDGE AGREEMENT

                                  EXHIBIT D

                          OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to, in the event of a Last Failed Remarketing, repay $ _____________ principal amount of the _____ aggregate principal amount of Notes held by the undersigned, pursuant to the terms of the Notes, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and [insert if Note is in certificated form only - to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining aggregate principal amount of the undersigned's Notes].

For this Option to Elect Repayment to be effective, [insert if Note is in certificated form only - the undersigned's Notes, with] this Option to Elect Repayment form duly completed, must be received by the Trustee at JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, NY 10001, Attn:
Institutional Trust Services, no later than 5:00 p.m. at least three Business Days prior to .

Dated: ___________________          Signature: _______________________________

                                    Signature Guarantee: _____________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Notes for which the Put Option is being exercised in every particular without alteration or enlargement or any change whatsoever.